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                                                                   EXHIBIT 10.33

                          EXECUTIVE SERVICES AGREEMENT



     THIS EXECUTIVE SERVICES AGREEMENT (the "Agreement") made as of this 19th day of September, 2000, (the "Effective Date") by and among AQUIS COMMUNICATIONS GROUP, INC. 1719A Route 10, Suite 300, Parsippany, NJ 07054 (the "Company"), DEERFIELD PARTNERS, LLC, 20 North Main Street, Suite 120, Sherborn, MA 01770 ("Deerfield") and JOHN B. FRIELING ("Frieling").

                                   BACKGROUND:

     The Company wishes to retain Deerfield to provide certain management and advisory services and to make John B. Frieling available to serve as the Company's Chief Executive Officer. Deerfield wishes to provide certain management services and to make Frieling available to serve as the Company's Chief Executive Officer, and Frieling wishes to provide Executive Services (defined below in paragraph 1) to the Company, subject to the terms of this Agreement.

     NOW THEREFORE, in consideration of the above premises and of the Agreement herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. EXECUTIVE SERVICES. Deerfield hereby agrees to make Frieling available to provide Executive Services to the Company, and Frieling agrees to provide Executive Services to the Company, upon the terms and conditions set forth herein. Frieling shall have the position/title of Chief Executive Officer. Frieling shall perform such duties and have such responsibilities consistent with the position of Chief Executive Officer and such other positions as shall be assigned him from time to time by the board of directors of the Company or its designated representative (the "Executive Services"). Frieling shall not be prevented during the term of this Agreement from rendering services of a business, commercial or professional nature for his own account or for any other person.

     2. TERM OF EMPLOYMENT / TERMS OF AGREEMENT.

          A. The initial term of this Agreement shall be the period commencing on the Effective Date and terminating October 31, 2000, unless terminated by the first to occur of the following:

               (1) The death of Frieling.

               (2) The termination of Executive Services by Company for Cause. "Cause" shall mean (a) the material failure after notice on a recurring basis by Frieling to diligently and competently perform his duties (as defined from time to time by the board of directors) on behalf of Company, (b) conviction of or plea of nolo contender or equivalent plea to a felony or other crime involving fraud or misrepresentation, or (c) Frieling's engaging in any dishonesty or fraud in

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          connection with the provision of Executive Services hereunder or misappropriation of the assets of Company.

               (3) The voluntary termination of this Agreement by either Deerfield or Frieling.

               (4) The termination by Company of Executive Services without
          Cause.

          B. This Agreement shall automatically renew for additional one-month terms on the same terms and conditions as set forth above until terminated by the earlier of (i) the non-renewal of the Agreement as of the end of the then-current term (by five (5) calendar days advance written notice given by any party to the other parties); or (ii) March 31, 2001.

          C. Termination of the Executive Services pursuant to subparagraphs 2.A. (2) or (4) shall be effected by written notice from Company to Deerfield and Frieling, and termination of this Agreement by either Deerfield or Frieling pursuant to subparagraph 2.A.(3) shall be effected by written notice from Deerfield or Frieling, as appropriate, to Company, and in all such cases, such termination shall be effective immediately upon delivery of such notice and neither Deerfield nor Frieling thereafter shall not be entitled to receive any benefits hereunder except reimbursement for reasonable expenses incurred on behalf of Company in the ordinary course of business prior to termination.

     3. COMPENSATION. The Company shall pay to Deerfield Eight Thousand Seven Hundred Fifty Dollars ($8,750) on the Effective Date. Thereafter, for the duration of the term of this Agreement, including any automatic renewal pursuant to subparagraph 2.B, Deerfield shall be compensated by the Company by payment of Seventeen Thousand Five Hundred ($17,500) per month to be paid on the first day of each month commencing October 1, 2000.

     4. STOCK OPTIONS. Frieling is granted a certain stock option (the "Option") according to the vesting schedule and at the exercise prices set forth below. Company and Frieling acknowledge and agree that it is intended that the options granted hereby are to be Incentive Stock Options under the Amended and Restated Aquis Communications Group, Inc. 1994 Incentive Stock Option Plan (the "Plan"). A Stock Option Agreement shall be executed as of the Effective Date, including the following terms:

          A. The Option shall continue in force through September 18, 2005 unless sooner terminated as provided herein or in the Plan.

          B. The Option shall grant Frieling the right to purchase a total of 300,000 shares of Company common stock exercisable at the price of $.9625 per share, according to the following vesting schedule: (i) options to purchase 150,000 shares shall vest on the Effective Date, and (ii) options to purchase 150,000 shares of Company common stock shall be granted on the Effective Date, of which options to purchase 25,000 shares shall

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     vest on the first day of each month commencing October 1, 2000 for the duration of the term of this Agreement, including any automatic renewal pursuant to subparagraph 2.B.

     5. NOTICES. Any notice required or permitted hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, to the respective parties hereto at the addresses set forth below, or to such other address, or in care of such other person, as any party shall designate as his or its address for such notices by due notice hereunder.

                  If to Frieling:   John B. Frieling
                                    Deerfield Partners, LLC
                                    20 North Main Street
                                    Suite 120
                                    Sherborn, MA 01170

                  If to Deerfield:  Deerfield Partners, LLC
                                    20 North Main Street
                                    Suite 120
                                    Sherborn, MA 01170

                  If to Company:    Aquis Communications Group, Inc.
                                    1719A Route 10
                                    Suite 300
                                    Parsippany, NJ 07054
                                    Telephone:  (973)  560-8001
                                    Facsimile:  (973)  560-8060

                  Copy to:          Joseph P. Galda, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    Eleven Penn Center
                                    14th Floor
                                    1835 Market Street
                                    Philadelphia, PA 19103-2985
                                    Telephone: (215) 665-3879
                                    Facsimile:  (215) 665 - 8760

     6. GENERAL.

          A. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The parties acknowledge and agree that the sole and exclusive jurisdiction and venue for all actions shall be the State or Federal courts located in New Jersey and all parties hereby consent to such jurisdiction and venue.

          B. The waiver by any party of a breach of any provisions of this Agreement by the other party or parties shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

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          C. Frieling and Deerfield each acknowledges that their respective services are unique and personal. Accordingly, both Frieling and Deerfield may not assign their respective rights or delegate their respective duties or obligations hereunder. The Company's rights and obligations under this Agreement shall be freely assignable by the Company.

          D. This Agreement may not be altered or amended except by an agreement in writing signed by all parties.

          E. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. If any provision of this Agreement shall be or become illegal or unenforceable, in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

          F. The parties intend to be legally bound by this Agreement.

          G. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

          H. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed or caused this Agreement to be executed as of the day first above written.

                                                     "COMPANY"

ATTEST:                                AQUIS COMMUNICATIONS GROUP, INC.


                                       By: /s/ Patrick Egan
                                          -----------------------------
                                           Patrick Egan
                                       Title: Chairman of the Board

ATTEST:                                DEERFIELD PARTNERS, LLC

                                       By: /s/ John B. Frieling
                                          -----------------------------
                                       Title: Managing Director
                                              -------------------------

WITNESS:

                                       /s/ John B. Frieling
------------------------------         -----------------------------
                                       JOHN B. FRIELING